UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2018

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The information in this Form 8-K that is furnished under “Item 7.01 Regulation FD Disclosure” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure

Change in Segment Reporting

During the second quarter of 2018, Motorola Solutions, Inc. (the “Company”) modified its internal reporting structure to better align the way financial information is reported to and analyzed by executive leadership, in part, as a result of recent acquisitions contributing to the growth within the newly aligned Services and Software segment. Previously, the Company had two reporting segments: Products and Services. The changes in reporting structure consist of Systems Integration related revenue and costs moving from the old Services segment into the newly presented Products and Systems Integration segment and Software related revenue and costs moving from the old Products segment into the newly presented Services and Software segment.

The Company realigned its Products and Services segments into two new segments:

•	Products and Systems Integration: The Products and Systems Integration segment offers an extensive portfolio of infrastructure, devices, accessories, video solutions, and the implementation, optimization, and integration of such systems, devices, and applications, including the Company’s: (i) “ASTRO” products, which meet the Association of Public Safety Communications Officials Project 25 standard, (ii) “Dimetra” products which meet the European Telecommunications Standards Institute Terrestrial Trunked Radio “TETRA” standard, (iii) Professional and Commercial Radio (“PCR”) products, (iv) broadband technology products, such as Long-Term Evolution (“LTE”), and (v) video solutions, such as video surveillance cameras.

•	Services and Software: The Services and Software segment includes a continuum of service offerings beginning with repair, technical support, and maintenance. More advanced offerings include monitoring, software updates, and cybersecurity services. Managed service offerings range from partial to full operation of customer or Company owned solutions. Software includes public safety and enterprise command center solutions, unified communications applications, and video software solutions, delivered both on premise and “as a service”.

For informational purposes and to assist investors in making comparisons of the Company’s historical financial information with future financial information that will reflect the realignment of its two operating segments, previously reported selected historical financial information for sales and operating earnings of the Company for the first quarter of 2018, fiscal year 2017 (including by quarter), and fiscal year 2016 has been recast to reflect the realignment of the Company’s two segments. The recast segment information, presented on a GAAP and Non-GAAP basis, is included as Exhibit 99.1.

The changes in the reportable segment structure discussed above affect only the manner in which the results of the Company’s reportable segments were previously reported. This Form 8-K does not restate the Company’s previously reported consolidated statements for any period. Nor does it reflect any subsequent information or events, other than as required to reflect the change in segments as described above. This Form 8-K, including Exhibit 99.1 should be read in conjunction with the Company’s Annual Reports on Form 10-K for the years ended December 31, 2016 and 2017 and the Company’s interim filings for such years with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

Exhibit No.	Description

99.1	Recast Segment Information of Motorola Solutions, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Recast Segment Information of Motorola Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: August 2, 2018	By:	/s/ John K. Wozniak
		Name:	John K. Wozniak
		Title:	Corporate Vice President and Chief Accounting Officer